UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2024

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 18, 2024, Mill City Ventures III, Ltd., and Mustang Funding, LLC entered into an amendment to their Fourth Short-Term Loan Agreement and related $10 million principal amount Short-Term Promissory Note, dated September 29, 2023 (as earlier amended on April 29, 2024). The new amendment extends the stated maturity date of the loan and note to December 18, 2024. A copy of the amendment is being filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
10.1	Amendment No. 2 to Short-Term Loan Agreement and Short-Term Promissory Note, between Mill City Ventures III, Ltd., and Mustang Funding, LLC, dated effective November 18, 2024

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.

Date: November 20, 2024	By:	/s/ Joseph A. Geraci, II
JOSEPH A. GERACI, II
Chief Financial Officer

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Exhibit Index

Ex. No.	Description
10.1	Amendment No. 2 to Short-Term Loan Agreement and Short-Term Promissory Note, between Mill City Ventures III, Ltd., and Mustang Funding, LLC, dated effective November 18, 2024

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